For Immediate Release:

Wednesday, December 8, 2004

For More Information:

Julie S. Ryland, (205) 326-8421

ENERGEN RAISES 2005 EARNINGS GUIDANCE

Birmingham, Alabama - Energen Corporation (NYSE: EGN) announced today that it is raising its earnings guidance for 2005 by 20 cents to a new range of $4.10-$4.30 per diluted share.

"Energen has completed its budgeting process for 2005, and I am pleased to announce a 20-cent increase in our earnings guidance," said Mike Warren, Energen's chairman and chief executive officer. "Energen has solid base-business operations, a hedge position that helps protect earnings from falling commodity prices while leaving room for upside potential in today's volatile price environment, and a solid strategic plan with a proven track record."

"Energen's 2005 budget assumes that NYMEX prices applicable to our unhedged natural gas and oil volumes will average $6.00 per thousand cubic feet (Mcf) and $32.00 per barrel, respectively. And we are assuming an average price of $0.53 per gallon for our unhedged natural gas liquids (NGL) production," Warren said. "This leaves a lot of potential for commodity price-driven earnings upside given that current 2005 swap prices are approximately $41.00 per barrel for oil and $6.50 per Mcf for natural gas.

"We plan to continue relying on Alagasco, our strong natural gas utility, to contribute moderate earnings growth and provide the majority of dividend income for our shareholders," Warren added.

Included in the Company's new guidance of $4.10-$4.30 per diluted share is an estimated $0.03 per diluted share from an unidentified acquisition of $200 million in the fourth quarter of 2005.

2005 Hedge Position

Energen's oil and gas acquisition and development subsidiary, Energen Resources Corporation, utilizes derivative hedge instruments to help mitigate the negative earnings impact of commodity price volatility. Energen Resources' current hedge position with respect to its estimated 2005 production is as follows:
Commodity	Hedge Vols.	Estimated 2005 Production		% Hedged		NYMEX-equiv. price
Natural Gas	38.5 Bcf	60.3 Bcf*	59.1 Bcf**	64%*	65%**	$5.87 per Mcf
Oil	2.3 MMBbl	3.6 MMBbl		62%		$34.10 per barrel
NGL	30.2 MMgal	80.8 MMgal*	79.6 MMgal**	37%*	38%**	$0.485 per gallon

* With unidentified 4th quarter 2005 acquisition

** Without unidentified 4th quarter 2005 acquisition

Energen Resources' 2005 natural gas hedge position by hedge type is as follows:

Hedge Type	Volumes (Bcf)	Assumed Basis Difference*	Price/Mcf (NYMEX equiv)
NYMEX Hedges	16.4		$5.98
San Juan Basin-specific	18.6	$0.78	$5.71
Permian Basin-specific	1.8	$0.60	$6.20
SNG-LA Basin-specific	1.6	$0.04	$6.13

* Assumed basis differentials have been used to calculate NYMEX-equivalent prices.

Energen Resources' 2005 oil hedge position by hedge type is as follows:
Hedge Type	Volumes (MBbl)	Assumed Sour Oil Difference*	Price/Barrel (NYMEX equiv)
NYMEX Hedges	535		$31.20
Sour Oil (WTS)	1,723	$3.99	$35.00

* Assumed sour oil differential has been used to calculate the NYMEX-equivalent price.

Realized prices for Energen Resources' production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price, regardless of basis differentials. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources' assumed basis differentials. Realized NGL prices will reflect transportation and fractionation fees.

2005 Production Estimates

Energen Resources' production in 2005 is estimated to total approximately 94 Bcfe, broken out as follows:

  Natural gas: 60.3 Bcf, including 1.3 Bcf from an unidentified acquisition

  Oil: 3.6 MMBbl

  NGL: 80.8 MMgal, including 1.2 MMgal from an unidentified acquisition

A breakdown of Energen Resources' estimated 2005 production and hedge position by region and commodity is shown below (budgeted production from an unidentified acquisition(s) is included in "Other").
	San Juan Basin		Permian Basin		Warrior Basin		Other
	Volumes	% Hedged	Volumes	% Hedged	Volumes	% Hedged	Volumes	% Hedged
Gas (Bcf)	28.9	64%	6.0	30%	16.5	87%	8.9	42%
Oil (MMBbl)	0.1	64%	3.4	64%			0.1
NGL (MMgal)	63.5	48%	16.1				1.2

Total (Bcfe)	38.7	60%	28.9	52%	16.5	87%	9.8	38%

Earnings Sensitivities to Commodity Price Changes

While there are many factors that affect Energen Resources' financial results, the largest influences typically are the commodity prices applicable to the company's unhedged production. The Company's guidance for 2005 earnings assumes that NYMEX prices applicable to Energen Resources' unhedged production in 2005 will average $6.00 per Mcf for gas and $32.00 per barrel for oil and that NGL prices will average $0.53 per gallon.

Given Energen Resources' current hedge position for 2005 and assuming prices as outlined above for its unhedged production (excluding volumes from unidentified acquisitions), the sensitivities to pricing changes applicable to Energen's earnings guidance for 2005 are as follows:

Relative to the company's unhedged volumes in 2005 (excluding production from unidentified acquisitions):

  Every 10-cent change in the average NYMEX price of gas from $6.00 per Mcf represents an estimated net income impact of approximately $940,000 (2.6 cents per diluted share).

  Every $1.00 change in the average NYMEX price of oil from $32.00 per barrel represents an estimated net income impact of approximately $670,000 (1.8 cents per diluted share).

  Every 1-cent change in average price of NGL from $0.53 per gallon represents an estimated net income impact of approximately $220,000 (0.6 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

CAPITAL SPENDING PLANS

Energen Resources has incorporated into its financial objectives for 2005 an investment late in the year of $200 million in domestic producing properties. Because of the budgeted timing of the acquisition(s), any such acquisition is estimated to generate only about $1.1 million in net income in 2005. Should one or more acquisitions occur earlier in the 2005 year, they could have a positive impact on Energen Resources' production volumes and earnings.

Energen Resources also is planning to invest in 2005 approximately $120 million in development capital related to its existing properties, including:

  Approximately $55 million to drill in the San Juan Basin some 97 wells and 34 payadds.
  Approximately $45 million to drill in the Permian Basin some 52 water injection wells, 50 producing wells, and 34 payadds and to perform other development activities.
  Approximately $10 million in the North Louisiana/East Texas area to drill some 22 wells and perform 31 recompletions.
  Approximately $10 million in the Black Warrior Basin to drill some 32 infill wells and to undertake other developmental activities.

Energen Resources' exploration spending in 2005 is estimated to total approximately $4 million.

Capital spending at Alagasco is estimated to be approximately $60 million, including some $45 million for normal system needs.

Other key assumptions that support Energen's new guidance include:

  Average diluted shares outstanding of 36,835,000.

  Alagasco's earning a return on average equity of approximately 13.15 percent on average equity of approximately $275 million.

  A DD&A rate at Energen Resources of approximately $0.95 per Mcfe and LOE (including production taxes) of approximately $1.37 per Mcfe.

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, Alabama. Its two lines of business are the acquisition and development of natural gas, oil and natural gas liquids onshore in North America and natural gas distribution in central and north Alabama. Additional information on Energen is available at www.energen.com.

FORWARD-LOOKING STATEMENTS

This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company's forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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